Exhibit 32.2

In connection with the Quarterly Report of Catalyst Resource Group, Inc. (the "Company") on Form 10-Q/A for the quarter ending September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Henry D. Fahman, Acting Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

    1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 19, 2012

CATALYST RESOURCE GROUP, INC.

By: /s/ Henry D. Fahman

Henry D. Fahman

Acting Chief Financial Officer